UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011 (December 14, 2011)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In December 2011and following prolonged contract negotiations, Audatex North America, Inc. (“Audatex”), a subsidiary of Solera Holdings, Inc. (“Solera”), was unable to reach a mutually acceptable renewal agreement with a U.S. insurance company customer. Solera expects this customer to transition to another provider in fiscal year 2013. This contract accounted for approximately 2% of revenue in each of fiscal year 2011 and the three months ended September 30, 2011. Solera does not expect any material impact to revenue or Adjusted EBITDA in fiscal 2012 as a result of the nonrenewal.

Due in part to Audatex’s long-term relationship with this customer, Audatex will support its commitment to this customer with an orderly transition, which will be defined in the coming months. Solera remains very focused on the delivery of high-value, essential software to customers at prices reflecting their value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: December 16, 2011	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary